EXHIBIT 99.1
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                          AMERICAN BINGO & GAMING CORP.


JULY 27, 1998 - WEST COLUMBIA, SOUTH CAROLINA. AMERICAN BINGO & GAMING CORP.(NASDAQ:BNGO) Andre' Hilliou, CEO of American Bingo & Gaming Corp. announced today that Greg Wilson resigned from the Board of Directors of American Bingo & Gaming and all other positions he held with the company.
Wilson's resignation was accepted after the close of business on Friday, July 24, 1998. Wilson previously served as CEO of American Bingo & Gaming from 1994 to 1998 and until Friday was a member of the Board of Directors of the Company.

The Company's corporate headquarters are located in West Columbia, South Carolina. American Bingo & Gaming Corp. is a market leader in the $14 billion non-casino gaming market and $6 billion North American charitable bingo market. The Company generates a majority of its revenues from video gaming operations in South Carolina and also earns revenues from bingo centers in Texas, Alabama and South Carolina. Except for historical information contained herein, certain matters set forth in this press release are forward looking statements that are subject to substantial risks and uncertainties, including government regulation and taxation, customer attendance and spending, competition, general economic conditions, and other risks detailed in the Company's SEC reports.

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CONTACT:
--------
ANDRE'  M.  HILLIOU
CHIEF  EXECUTIVE  OFFICER
(803)  796-7875
www.ambingo.com
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